UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

TESSERA DEFENSE AND HOMELAND SECURITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 New Burton Road, Suite 201, Dover, Delaware 19904

(Address of principal executive offices, including zip code)

(972) 52-437-4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HLSQ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

Between October 6, 2026 and October 12, 2026, Tessera Defense and Homeland Security Inc. (“Tessera” or the “Company”) issued (i) 195,000 restricted shares of common stock (the “Acquisition Shares”) to Mayers Ventures LLC (“Mayers”) in respect of the acquisition of an equity interest in M.E.A. Testing Systems Ltd., an Israeli company that develops testing systems for drones and unmanned systems (“MEA”), and for the grant to the Company of an option to acquire the remaining interest in MEA held by Motomova Inc., MEA’s majority shareholder, and (ii) 3,278,039 restricted shares of common stock to Mandragola Ltd. (the “Warrant Shares”) issued in three tranches upon cashless exercises by Mandragola of portions of the five-year warrant issued (the “DFSL Warrant”) to Mandragola on April 13, 2026 in connection with the Company’s acquisition of a 60% interest in Dr. Frucht Systems Ltd. (“DFSL”).

The DFSL Warrant is exercisable on a cashless basis for such number of shares of common stock equal to the Black-Scholes value of a Warrant Share, as set out in the DFSL Warrant, using the lower of the closing bid prices of the Company’s common stock in the two trading days preceding the exercise, subject to a floor of $0.10 per share (as adjusted). The DFSL Warrant may not be exercised to the extent that Mandragola, together with its affiliates, would beneficially own more than 9.99% of the Company’s outstanding common stock after the exercise.

The Warrant Shares and the Acquisition Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.

As of October 12, 2026, after giving effect to the issuances described above and to shares sold under the Company’s at-the-market offering program, the Company had 13,983,094 shares of common stock outstanding.

Item 8.01 Other Events.

Through October 12, 2026, the Company has raised more than $6 million in net proceeds through its at-the-market offering program at an average net price of approximately $1.11 per share, as adjusted for the Company's one-for-ten reverse stock split which was implemented as of September 9, 2026. The Company’s management is continuously evaluating its capital needs in light of the changing market conditions and may, when management deems it appropriate, temporarily halt sales of its common stock under the at-the-market offering program.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSERA DEFENSE AND HOMELAND SECURITY INC.

Date:	October 13, 2026

By:	/s/ Michael Oster
Name:	Michael Oster
Title:	Chief Executive Officer

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